Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Franklin Crypto Trust of our reports dated February 4, 2025 relating to the financial statements of Franklin Crypto Trust and Franklin Crypto Index ETF, which appear in this Registration Statement.  We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 14, 2025